EXHIBIT (12)(B)
FIRST UNION CORPORATION AND SUBSIDIARIES
COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
  AND PREFERRED STOCK DIVIDENDS
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



                                                                                                        YEARS ENDED DECEMBER 31,
                                                                        ---------------------------------------------------------

(DOLLARS IN MILLIONS)                                                      1996       1995         1994        1993         1992
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

EXCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                              $   2,310      2,219        2,088       1,795          977
Fixed charges, excluding preferred stock
  dividends and capitalized interest                                      1,744      1,281          861         629          592
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Earnings                                                         (A)  $   4,054      3,500        2,949       2,424        1,569
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Interest, excluding interest on deposits                              $   1,672      1,198          747         538          502
One-third of rents                                                           67         68           69          70           68
Preferred stock dividends (a)                                                14         41          133          67           75
Capitalized interest                                                          4          3            1           -           -
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Fixed charges                                                    (B)  $   1,757      1,310          950         675          645
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Consolidated ratios of earnings to fixed
  charges, excluding interest on deposits                    (A)/(B)       2.31X      2.67         3.10        3.59         2.43
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INCLUDING INTEREST ON DEPOSITS
Pretax income from continuing operations                              $   2,310      2,219        2,088       1,795          977
Fixed charges, excluding preferred stock
  dividends and capitalized interest                                      4,704      4,134        2,908       2,573        3,032
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Earnings                                                         (C)  $   7,014      6,353        4,996       4,368        4,009
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Interest, including interest on deposits                              $   4,632      4,052        2,793       2,482        2,942
One-third of rents                                                           67         68           69          70           68
Preferred stock dividends (a)                                                14         41          133          67           75
Capitalized interest                                                          4          3            1           -           -
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Fixed charges                                                    (D)  $   4,717      4,164        2,996       2,619        3,085
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Consolidated ratios of earnings to fixed
  charges, including interest on deposits                    (C)/(D)       1.49X      1.53         1.67        1.67         1.30
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(a) Preferred stock dividends include a redemption premium of $41 million in
1994.